Exhibit 99.1

POWERSECURE ADDS $55 MILLION IN NEW BUSINESS AWARDS

WAKE FOREST, N.C. – December 9, 2015 – PowerSecure International, Inc. (NYSE: POWR) today announced it has been awarded approximately $55 million in new business, including approximately $39 million of new utility infrastructure business, approximately $8 million of new distributed generation (DG) business, approximately $5 million of new energy efficiency business and approximately $3 million of new solar business.

“The majority of the new business awards we are announcing today represent new or expanded work from existing customers. Their confidence in PowerSecure highlights the high quality of work and exceptional customer service our teams continue to deliver,” said Sidney Hinton, chief executive officer of PowerSecure.

“The solar project we announced today, which includes an energy storage capability, is another example of how customers are relying on PowerSecure’s experience integrating multiple power sources with our sophisticated controls for some of their most complex projects,” Hinton added.

The new business awards include:

Distributed Generation

•	Approximately $5 million in new data center projects.

•	Approximately $3 million in new turnkey DG projects for utility, hospital, retail and municipal customers.

Utility Infrastructure

•	Approximately $39 million for expanded and additional transmission and distribution work with existing utility customers and new utility customers within current geographies.

Energy Efficiency

•	Approximately $5 million for municipal, university and other energy efficiency programs in the United States and Canada for energy services companies (ESCOs) and other customers.

Solar Energy

•

Approximately $3 million for a new solar project which leverages PowerSecure’s deep engineering and controls expertise for a co-op utility. In addition to the solar generation, PowerSecure is engineering this project to accommodate the utility’s request to potentially add battery storage into the project in the future.

About PowerSecure

PowerSecure International, Inc. is a leading provider of utility and energy technologies to electric utilities, and their industrial, institutional and commercial customers. PowerSecure provides products and services in the areas of Interactive Distributed Generation ® (IDG®), energy efficiency, utility infrastructure and solar energy.

The company is a pioneer in developing IDG® power systems with sophisticated smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly, power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes and 3) provide customers with the most dependable standby power in the industry. Its proprietary distributed generation system designs utilize a range of technologies to deliver power, including renewables.

The company’s energy efficiency products and services include energy efficient lighting solutions that utilize LED technologies to improve lighting quality, and the design, installation and maintenance of energy conservation measures which we offer, primarily as a subcontractor, to large energy service company providers, called ESCOs, for the benefit of commercial, industrial and institutional customers as end users.

PowerSecure also provides electric utilities with transmission and distribution infrastructure maintenance and construction services, and engineering and regulatory consulting services. Additional information is available at www.powersecure.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the amount and timing of the revenues associated with the new business discussed in this press release; statements concerning the company’s outlook, prospects and expectations for revenues, net income and E.P.S. results and growth generally; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing.

Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that are difficult to predict and could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the size, timing and terms of the sales awards and new business discussed in this press release; the ongoing volatility, uncertainty and inconsistency in the economy and the financial and credit markets and the effects thereof on the company’s markets and customers, the demand for its products and services, and the company’s access to capital; the potential adverse financial and reputational consequences that can result from safety risks and hazards such as accidents inherent in the company’s operations; the company’s ability to execute on its business orders, awards and projects efficiently, profitably and with operational excellence; the impact of the company’s recent acquisitions; the company’s ability to reduce and control its costs and expenses and increase its operating margins and operating income; the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the company; the ability of the company to obtain adequate supplies of key components and materials of sufficient reliability and quality for its products and technologies on a timely and cost-effective basis and the effects of related warranty claims and disputes; the ability of the company to successfully expand its core distributed generation products and services, to successfully develop and achieve market acceptance of its new energy-related businesses, to successfully expand its recurring revenue projects, to manage its growth and to address the effects of any future changes in utility tariff structures and environmental requirements on its business solutions; the effects of competition; the company’s ability to maintain and grow its utility infrastructure revenues on a profitable basis, including maintaining and improving its pricing, utilization rates and productivity rates; changes in customer and industry demand and preferences; the ability of the company to continue the growth and diversification of its customer base; the ability of the company to attract, retain, and motivate its executives and key personnel; changes in the energy industry in general and the electricity, oil, and natural gas markets in particular, including price levels; the effects of competition; the ability of the company to secure and maintain key contracts and relationships; the effects of pending and future litigation, claims and disputes; and other risks, uncertainties and other factors identified from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including the company’s most recent Annual Report on Form 10-K, as well as subsequently filed reports on Form 10-Q and Form 8-K, copies of which may be obtained by visiting the investor relations page of the company’s website at www.powersecure.com or the SEC’s website at www.sec.gov.

Accordingly, there is no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact:

John Bluth

(919) 453-2103

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